UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2025
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
___________________

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center,	Detroit,	Michigan	48265	-3000
(Address of principal executive offices)			(Zip Code)
(313) 667-1500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 3, 2025, General Motors Company (the "Company") held its 2025 Annual Meeting of Shareholders (the
"Annual Meeting"). At the Annual Meeting, GM shareholders approved the adoption of the Company's amended and restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") to limit the liability of certain officers of the Company in specific circumstances as permitted under the Delaware General
Corporation Law, remove inapplicable and obsolete provisions, and provide clarification in certain provisions, each as further described in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and
Exchange Commission on April 22, 2025 (the "Proxy Statement"), which description is incorporated by reference herein.
On June 3, 2025, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of
State of the State of Delaware in the form previously attached to, and as described in, the Proxy Statement.
The foregoing description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and incorporated by reference.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
(a) The Company held its Annual Meeting on June 3, 2025.
(b) GM shareholders voted on the matters set forth below, with final voting results indicated. For the election of directors, each nominee who received a majority of votes cast (i.e., votes for exceeded votes against, with abstentions having no effect) was elected as a director. For the ratification of the independent registered public accounting firm, the advisory approval on named executive officer compensation and the shareholder proposal, each was approved if the number of shares voted for exceeded the number of shares voted against, with abstentions counted as votes against. The proposal to adopt the Amended and Restated Certificate of
Incorporation was approved upon votes for by the majority of outstanding shares entitled to vote, with abstentions and broker non-votes counted as votes against. The proposals are further described in the Proxy
Statement.
(1)  Election of Directors. GM's shareholders elected the Board's nominees, each for a one-year term:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mary T. Barra	678,951,287	54,790,467	678,102	81,910,448
Wesley G. Bush	727,145,939	6,848,202	425,715	81,910,448
Joanne C. Crevoiserat	727,097,772	6,472,031	850,053	81,910,448
Joseph Jimenez	725,546,947	8,414,730	458,179	81,910,448
Alfred F. Kelly, Jr.	732,198,828	1,754,073	466,955	81,910,448
Jonathan McNeill	726,479,715	7,482,665	457,476	81,910,448
Judith A. Miscik	730,204,642	3,806,652	408,562	81,910,448
Patricia F. Russo	674,252,700	59,744,198	422,958	81,910,448
Mark A. Tatum	723,140,143	10,391,830	887,883	81,910,448
Jan E. Tighe	732,090,155	1,889,666	440,035	81,910,448
Devin N. Wenig	707,871,649	26,115,674	432,533	81,910,448
(2)  Board Proposal to Ratify the Selection of Ernst & Young LLP as the Company's Independent Registered
Public Accounting Firm for 2025. GM’s shareholders ratified the appointment of Ernst & Young LLP as GM’s independent registered public accounting firm for 2025.

Votes For	808,984,440
Votes Against	5,919,296
Abstentions	1,426,568
Broker Non-Votes	0
(3)  Board Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation. GM’s
shareholders approved, by advisory vote, the compensation of GM’s named executive officers.

Votes For	665,089,824
Votes Against	65,652,240
Abstentions	3,677,792
Broker Non-Votes	81,910,448
(4)  Board Proposal to Approve the Adoption of the Amended and Restated Certificate of Incorporation.
GM's shareholders approved the adoption of the Amended and Restated Certificate of Incorporation.

Votes For	646,939,260
Votes Against	86,576,916
Abstentions	903,680
Broker Non-Votes	81,910,448
(5)  Shareholder Proposal Regarding a Report on Supply Chain GHG Emissions Reduction Strategies. GM's
shareholders did not approve the shareholder proposal regarding a report on supply chain GHG emissions reduction strategies.

Votes For	101,338,542
Votes Against	625,743,283
Abstentions	7,338,031
Broker Non-Votes	81,910,448
Item 9.01.  Financial Statements and Exhibits.
EXHIBIT

Exhibit	Description

Exhibit 3.1	Amended and Restated Certificate of Incorporation of General Motors Company

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ JOHN S. KIM
Date: June 5, 2025		John S. Kim Assistant Corporate Secretary